UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

MINE SAFETY APPLIANCES COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	25-0668780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Cranberry Woods Drive Cranberry Township, PA	16066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 724-776-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of shareholders of Mine Safety Appliances Company was held on May 8, 2012. The following matters were acted upon:

1.	Election of Directors

Thomas B. Hotopp, John T. Ryan III and Thomas H. Witmer were elected to serve until the Annual Meeting in 2015, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas B. Hotopp	28,867,927	3,321,788	3,275,264
John T. Ryan III	31,185,277	1,004,438	3,275,264
Thomas H. Witmer	31,932,797	256,918	3,275,264

Continuing as directors, with terms expiring in 2013, are Robert A. Bruggeworth, James A. Cederna and John C. Unkovic. Continuing as directors, with terms expiring in 2014, are William M. Lambert, Diane M. Pearse and L. Edward Shaw, Jr.

2.	Approval of the Adoption of the Company’s amended and restated CEO Annual Incentive Plan

An amendment and restatement of the Company’s CEO Annual Incentive Plan was approved by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,007,733	574,868	607,114	3,275,264

3.	Selection of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP was selected as the independent registered public accounting firm for the year ending December 31, 2012, by the following votes:

Votes For	Votes Against	Abstentions
35,384,919	61,960	18,100

4.	Advisory (non-binding) Vote on Executive Compensation

The results of the advisory (non-binding) vote on the executive compensation of the Company’s named executive officers were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,177,882	376,245	635,588	3,275,264

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINE SAFETY APPLIANCES COMPANY
(Registrant)

By	/s/ Douglas K. McClaine
Douglas K. McClaine
Vice President, General Counsel
and Secretary

Date: May 9, 2012